Exhibit 10.04

                         PROMISSORY NOTE


$300,000.00                                       October 5, 1998


    FOR VALUE RECEIVED, the undersigned (the "Obligor"), promises to pay to Vivid Technologies, Inc. ("Holder") at 10E Commerce Way, Woburn, Massachusetts, 01801 or order, the principal sum of Three Hundred Thousand Dollars and No Cents ($300,000.00), together with interest in arrears on any and all principal amounts outstanding and remaining unpaid hereunder from time to time from the date hereof at the rate of 5.06% per annum, the entire outstanding balance of principal and interest to be due and payable on September 30, 1999.

       This  Note  shall  be secured as provided  in  the  Pledge
Agreement between Obligor and Holder of even date herewith.

     This Note may be prepaid at any time without penalty.

      If any provisions of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note. All agreements between the Obligor and the Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Holder for the use, forebearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Obligor and Holder in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any related document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

      At the option of the Holder, this Note shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default or other indulgence, upon the occurrence at any time of any one or more of the following events: (i) if Obligor shall fail to pay any amount past due hereunder which is not cured within ten (10) days after receipt of written demand therefor; (ii) if Obligor shall make an assignment for the benefit of creditors, or if a receiver of any of the undersigned's property shall be appointed, or if a petition in bankruptcy or other similar proceeding under any law for relief of debtors shall be filed by or against the undersigned; or (iii) if Obligor shall cease to be an employee of Vivid Technologies, Inc. for any reason. If suit is brought to collect any sums due under this Note, the Holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney's fees.

      All rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     No delay or omission on the part of the Holder in exercising any right hereunder (or any right under any instrument or agree ment executed in connection herewith or which is given or may be given to secure the indebtedness evidenced hereby) shall operate as a waiver of such right, or of any other right, of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to, or waiver of, the same or of any other right on any future occasion.

     This Note shall be non-transferable by the Holder.

      WITNESS the hands and seals of the undersigned on the day and year first above written.




/s/ William J. Frain            /s/ Daniel J. Silva
Witness                         Daniel J. Silva